                                                                     EXHIBIT 3.1

                     INTERNATIONAL SHIPHOLDING CORPORATION

                       CERTIFICATE OF DESIGNATIONS OF THE
                 6.0% CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                          ($1.00 PAR VALUE PER SHARE)
                     (LIQUIDATION PREFERENCE $50 PER SHARE)

   PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW OF THE STATE OF
                                    DELAWARE

      THE UNDERSIGNED, being the Chairman of the Board and Chief Executive Officer of International Shipholding Corporation, a Delaware corporation (the "COMPANY"), does hereby certify that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the following resolutions were duly adopted by the Board of Directors of the Company and the Pricing Committee thereof, and pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Company and, in the case of the Pricing Committee, by express resolution of the Board of Directors, the Board of Directors of the Company and the Pricing Committee adopted resolutions fixing the designations and the relative powers, preferences, rights, qualifications, limitations and restrictions of the 6.0% Convertible Exchangeable Preferred Stock of the Company. These composite resolutions are as follows:

      RESOLVED, that, pursuant to authority expressly granted to and vested in the Board of Directors of the Company (the "BOARD OF DIRECTORS") by the provisions of the Restated Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), the issuance of a series of preferred stock, par value $1.00 per share, which shall consist of 880,000 of the 1,000,000 shares of preferred stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the preferred stock of this series) as follows:

            1. NUMBER OF SHARES AND DESIGNATION. 880,000 shares of the preferred stock, par value $1.00 per share, of the Company are hereby constituted as a series of the preferred stock designated as 6.0% Convertible Exchangeable Preferred Stock (the "PREFERRED STOCK").

            2. DEFINITIONS. For purposes of the Preferred Stock, in addition to those terms otherwise defined herein, the following terms shall have the meanings indicated:

                  "accrued" has the meaning specified in Section 3(a).

                  "Affiliate" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Amended Rights Plan" has the meaning specified in Section 7(d)(iv).

                  "Beneficial Owner" means the person in whose name a share of Preferred Stock is recorded as beneficial owner of such share by the Depositary, or by any participant or indirect participant in the Depositary, as the case may be.

                  "Board of Directors" shall mean the Board of Directors of the Company or a committee of the Board of Directors duly authorized to act for it hereunder.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close or be closed.

                  "Certificate of Designations" means this Certificate of Designations of the Preferred Stock.

                  "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, dated April 17, 1996, as such may be amended, modified or restated from time to time.

                  "Change in Control" shall be deemed to have occurred at the time, after the Issue Date, (i) that any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act) of 50% or more of the voting capital stock of the Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with any new directors whose election to the Board of Directors, or whose nomination for election, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the Board of Directors.

                  "Change in Control Purchase Date" has the meaning specified in
Section 6(a).

                  "Change in Control Purchase Notice" has the meaning specified in Section 6(c).

                  "Closing Price" has the meaning specified in Section 7(i)(i).

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock" shall mean the class of capital stock of the Company designated as Common Stock, par value $1.00 per share, at the date hereof. Subject to the provisions of Section 7(e), shares issuable on conversion of the Preferred Stock shall include only shares of such class or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of the Preferred Stock shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Company" shall mean International Shipholding Corporation, a Delaware corporation, and shall include its successors and assigns.

                  "Conversion Price" shall have the meaning specified in Section 7(a).

                  "Current Market Price" has the meaning specified in Section 7(i)(ii).

                  "Depositary" means, with respect to the Preferred Stock issuable or issued in the form of a Global Certificate, the person specified in
Section 14(c) as the Depositary with respect to the Preferred Stock, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Certificate of Designations, and thereafter, "Depositary" shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

                  "Dividend Payment Date" shall have the meaning specified in
Section 3(a).

                  "Dividend Payment Record Date" shall have the meaning specified in Section 3(a).

                  "Dividend Period" or "Dividend Periods" shall mean the quarterly dividend period or periods, commencing on, and including, a Dividend Payment Date and ending on, but excluding, the immediately succeeding Dividend Payment Date (other than the initial Dividend Period which shall commence on the Issue Date and end on, but exclude, the initial Dividend Payment Date).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Date" shall have the meaning specified in Section 10(b).

                  "'ex' date" has the meaning specified in Section 7(i)(ii).

                  "Expiration Time" shall have the meaning specified in Section 7(d)(vi).

                  "fair market value" has the meaning specified in Section 7(i)(iii).

                  "Global Certificate" shall have the meaning specified in
Section 14(a).

                  "holder," "holder of shares of Preferred Stock," or "holder of the Preferred Stock," as applied to any share of Preferred Stock, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular share of Preferred Stock is registered on the Company's stock records, which shall include the books of the Transfer Agent in respect of the Company and any stock transfer books of the Company.

                  "Indenture" shall mean the Indenture governing the Notes, to be dated on or about January 6, 2005, between the Company and The Bank of New York, as trustee.

                  "Issue Date" shall mean the first date on which shares of the Preferred Stock are issued.

                  "Junior Stock" means the Common Stock and each other class of capital stock or series of preferred stock of the Company established by the Board of Directors after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company. "Junior Stock" shall include warrants, rights, calls, options and other securities exercisable or exchangeable for, or convertible into, such capital stock or preferred stock of the Company.

                  "Liquidation" has the meaning specified in Section 4(a).

                  "Liquidation Preference" shall have the meaning specified in
Section 4(a).

                  "New Rights Plan" has the meaning specified in Section
7(d)(iv).

                  "Non-Electing Share" has the meaning specified in Section
7(e).

                  "Notes" shall mean the Company's 6.0% Convertible Subordinated Notes due 2014, issuable under the Indenture upon the Company's exchange of the Preferred Stock pursuant to Section 10.

                  "Officers' Certificate," when used with respect to the Company, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, Executive or Senior Vice President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") or the Chief Financial Officer, and (b) one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary, or the Controller of the Company, which is delivered to the Transfer Agent.

                  "Parity Stock" means any class of capital stock or series of preferred stock of the Company established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company. "Parity Stock" shall include warrants, rights, calls, options and other securities exercisable or exchangeable for, or convertible into, such capital stock or preferred stock of the Company.

                  "person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, a limited liability company, an unincorporated organization or any other entity or organization, including a government or an agency, instrumentality or political subdivision thereof.

                  "Preferred Stock" has the meaning specified in Section 1.

                  "Purchased Shares" has the meaning specified in Section 7(d)(vi).

                  "Record Date" has the meaning specified in Section 7(i)(iv).

                  "Reference Period" has the meaning specified in Section 7(d)(iv).

                  "Rights Plan" has the meaning specified in Section 7(d)(iv).

                  "Securities" has the meaning specified in Section 7(d)(iv).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Stock" means each class of capital stock or series of preferred stock of the Company established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company. "Senior Stock" shall include warrants, rights, calls, options and other securities exercisable or exchangeable for, or convertible into, such capital stock or preferred stock of the Company.

                  "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                  "Tender Expiration Time" has the meaning specified in Section 7(d)(vii).

                  "Tender Purchased Shares" has the meaning specified in Section 7(d)(vii).

                  "Trading Day" has the meaning specified in Section 7(i)(v).

                  "Transfer Agent" means American Stock Transfer & Trust Company or such other agent or agents of the Company as may be designated by the Board of Directors as the transfer agent for the Preferred Stock.

                  "Trigger Event" has the meaning specified in Section 7(d)(iv).

                  "Trustee" shall mean The Bank of New York and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee under the Indenture.

            3. DIVIDENDS.

                  (a) Holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, cash dividends, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the annual rate of 6.0% of the Liquidation Preference, payable in equal quarterly installments on March 31, June 30, September 30, and December 31 of each year (each a "DIVIDEND PAYMENT DATE"), commencing March 31, 2005 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). If any Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the Preferred Stock will be cumulative from the Issue Date, whether or not in any Dividend Period or Dividend Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are declared, and will be payable to holders of record as they appear on the stock books of the Company at the close of business on March 11, June 10, September 10 and December 11 of each year or on a record date that may be fixed by the Board of Directors and that will not be more than 60 days nor less than 10 days preceding the Dividend Payment Date (each such date, a "DIVIDEND PAYMENT RECORD DATE"). Dividends on the Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date, and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends.

                  (b) The amount of dividends payable per share for each full Dividend Period for the Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest one one-hundredth (1/100) of one cent). The amount of dividends payable for the initial Dividend Period on the Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.

                  (c) So long as any shares of Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Preferred Stock through the then-most recent Dividend Payment Date. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of Preferred Stock and any Parity Stock, all dividends declared upon shares of Preferred Stock and all dividends declared upon such Parity Stock shall be declared pro rata so that the ratio of the amount of dividends declared per share on the Preferred Stock to the amount of dividends declared per share on such Parity Stock shall in all cases equal the ratio of the amount of accrued and unpaid dividends per share on the shares of Preferred Stock to the amount of accrued and unpaid dividends per share on the shares of such Parity Stock.

                  (d) So long as any shares of the Preferred Stock are outstanding, no Parity Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such Parity Stock) by the Company or any Subsidiary unless (i) the full cumulative dividends accrued on all outstanding shares of Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock.

                  (e) So long as any shares of the Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock) shall be declared or paid or set apart for payment, and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other Junior Stock, nor shall any Common Stock nor any other Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of Common Stock or any other such Junior Stock) by the Company or any Subsidiary (except
(A) by conversion into or exchange for Common Stock or any other such Junior Stock; or (B) repurchases of unvested shares of Common Stock or any other such Junior Stock at cost upon termination of the employment or consultancy of the holder thereof, provided such repurchases are approved by the Board of Directors in good faith) unless, in each case (i) the full cumulative dividends accrued on all outstanding shares of Preferred

Stock and any Parity Stock shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other Parity Stock, (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock and for the current dividend period with respect to such other Parity Stock, and
(iii) such dividend, distribution, redemption, purchase or acquisition is not declared, paid or made, or funds or other assets therefor set aside or made available for payment or distribution (whether by way of a sinking fund or otherwise), until December 31, 2007.

            4. LIQUIDATION PREFERENCE.

                  (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (for the purposes of this Section 4, a "LIQUIDATION"), before any distribution of assets shall be made to the holders of Common Stock or any other Junior Stock, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, a liquidation preference in an amount equal to $50 per share (the "LIQUIDATION PREFERENCE") plus all dividends accrued and unpaid on such share through and including the date of distribution of the assets of the Company to the holders of Preferred Stock, and the holders of any Parity Stock shall be entitled to receive the full respective liquidation preferences (including any premium) to which they are entitled and shall receive all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution.

                  (b) If upon any Liquidation of the Company, the assets available for distribution to the holders of Preferred Stock and any Parity Stock which shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and such Parity Stock the full amounts (including all dividends accrued and unpaid) of the liquidation preferences to which they shall be entitled, then the holders of each series of such stock will share ratably in any such distribution of assets, first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accrued and unpaid dividends. After payment of the liquidation preference and any accrued and unpaid dividends, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

                  (c) For purposes of this Section 4, a Liquidation shall not include (i) any consolidation or merger of the Company with or into any other corporation, (ii) any liquidation, dissolution, winding up or reorganization of the Company immediately followed by reincorporation or reorganization as another corporation or other entity or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation unless in connection therewith the Liquidation of the Company is specifically approved by all requisite corporate action.

                  (d) The holder of any shares of Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 4 until such holder shall have effected book-entry transfer or physical delivery of certificates representing its shares of Preferred Stock, together with any necessary endorsements, to the Company or the Transfer

Agent (as appropriate) free of any liens, security interests or other claims. No interest shall accrue on any payment due upon Liquidation.

            5. REDEMPTION AT THE OPTION OF THE COMPANY.

                  (a) Prior to December 31, 2006, Preferred Stock may not be redeemed by the Company except pursuant to Section 5(b). On or after December 31, 2006, the Company, at its option, may redeem the shares of Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the periods shown below, for cash at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (but excluding) the date fixed for redemption, whether or not declared; provided that prior to December 31, 2007, Preferred Stock may not be redeemed by the Company except pursuant to Section 5(b) unless the Closing Price of Common Stock (or, if more than one class of Common Stock is then issued and outstanding, all classes of Common Stock) has exceeded 150% of the Conversion Price for at least 20 Trading Days during any period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption.

              REDEMPTION DATE                 REDEMPTION PRICE
              ---------------                 ----------------
On or after December 31, 2006 and prior to
December 31, 2007                                  $52.50

On or after December 31, 2007 and prior to
December 31, 2008                                  $51.00

On or after December 31, 2008                      $50.00

                              If the date fixed for redemption falls after a
Dividend Payment Record Date and on or before the corresponding Dividend Payment Date, the payment of dividends becoming due on such Dividend Payment Date shall be payable to the holders of shares of Preferred Stock to be redeemed who are registered as such on the relevant Dividend Payment Record Date, subject to the terms and provisions of Section 3, and the amount payable to holders of such shares of Preferred Stock on the date fixed for redemption will not include any amount in respect of dividends declared and payable on such Dividend Payment Date.

                              No sinking fund, mandatory redemption, mandatory
retirement or other similar provision shall apply to the Preferred Stock.

                  (b) In the event of a Change in Control, the Company, at its option, may redeem the shares of Preferred Stock, in whole but not in part, out of funds legally available therefor, on a date which is not later than sixty
(60) days following the effective date of the event or circumstance resulting in the Change in Control, subject to the notice provisions described below, for cash at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (but excluding) the date fixed for redemption, whether or not declared:

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

                DATE OF CHANGE IN CONTROL                      REDEMPTION PRICE
                -------------------------                      ----------------
Prior to December 31, 2007                                          $52.50

On or after December 31, 2007 and prior to December 31,
2008                                                                 51.25

On or after December 31, 2008                                        50.00

                              If the date fixed for redemption falls after a
Dividend Payment Record Date and on or before the corresponding Dividend Payment Date, the payment of dividends becoming due on such Dividend Payment Date shall be payable to the holders of shares of Preferred Stock registered as such on the relevant Dividend Payment Record Date, subject to the terms and provisions of
Section 3, and the amount payable to holders of such shares of Preferred Stock on the date fixed for redemption will not include any amount in respect of dividends declared and payable on such Dividend Payment Date.

                  (c) If the Company elects to exercise the right to redeem the shares of Preferred Stock in whole or in part pursuant to Section 5(a), it shall fix a date for redemption, and it, or at its request, the Transfer Agent, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption to the holders of shares of the Preferred Stock to be redeemed at their last addresses as the same appear on the Company's stock records and to the Beneficial Owners in accordance with the procedures established by the Depositary and the Transfer Agent; provided that if the Company shall give such notice, it shall also give such notice, and notice of the shares of Preferred Stock to be redeemed, to the Transfer Agent. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Preferred Stock. Concurrently with the mailing of any such notice of redemption, the Company shall (i) issue a press release announcing such redemption, (ii) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, New York, and (iii) publish such information on the Company's website; it being understood that the form and content of such press release and such publications shall be determined by the Company in its sole discretion. None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the redemption notice or any of the proceedings for the redemption of any share of Preferred Stock called for redemption.

                  (d) If the Company elects to exercise the right to redeem the shares of Preferred Stock in whole pursuant to Section 5(b), it shall fix a date for redemption, and it, or at its request, the Transfer Agent, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption on a date that shall be at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption, which shall not be later than sixty (60) days following the effective date of the event or circumstance resulting in the Change in Control, to the holders of shares of the Preferred Stock at their last addresses as the same appear on the Company's stock records and to the Beneficial Owners in accordance with the procedures established by the Depositary and the Transfer Agent; provided that if the Company shall give such notice, it shall also give such notice to the Transfer Agent. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Preferred Stock shall not affect the validity of the proceedings for the redemption of any other share of Preferred Stock. The notice shall state that a Change in Control has occurred or may occur and shall describe the event or circumstance which has resulted or may result in a Change in Control, shall be accompanied by a copy of any press release or other public announcement of the Change in Control event, and may state that the Company's obligation to redeem the shares of Preferred Stock is subject to consummation of the Change in Control event. Concurrently with the mailing of any such notice of redemption, the Company shall (i) issue a press release announcing such redemption, (ii) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, New York, and (iii) publish such information on the Company's website; it being understood that the form and content of such press release and such publications shall be determined by the Company in its sole discretion. None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the redemption notice or any of the proceedings for the redemption of any share of Preferred Stock called for redemption.

                  (e) In addition to the information specified in Sections 5(c) and 5(d), if applicable, each notice of redemption shall indicate that the Company has exercised its right to redeem the outstanding shares of preferred stock in respect of which notice is given and shall specify the number of shares of Preferred Stock to be redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which such shares of Preferred Stock are to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate or certificates representing such shares of Preferred Stock, including any procedures applicable to a redemption to be accomplished through book-entry transfer and shall state that accrued and unpaid dividends to (but excluding) the date fixed for redemption will be paid as specified in said notice and that on and after said date dividends thereon will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such shares of Preferred Stock into Common Stock will expire.

                  (f) If the Company gives notice of redemption as provided in this Section 5, then the Company shall, on the date fixed for redemption, before 12:00 p.m., New York City time, to the extent funds are legally available, with respect to: (i) shares of Preferred Stock held by the Depositary or its nominees, deposit or cause to be deposited, irrevocably with the Transfer Agent or the Depositary an amount of money sufficient to redeem on the date fixed for redemption all the shares of Preferred Stock so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the applicable redemption price, together with accrued and unpaid dividends to (but excluding) the date fixed for redemption and shall give the Transfer Agent or the Depositary, as the case may be, irrevocable instructions and authority to pay such amount to holders of such shares of Preferred Stock upon book-entry transfer of such shares of Preferred Stock to the Transfer Agent's account at the Depositary; and (ii) shares of Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Transfer Agent an amount of money sufficient to redeem on the date fixed for redemption all the shares of Preferred Stock so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the applicable redemption price, together with accrued and unpaid dividends to (but excluding) the date fixed for redemption and shall give the Transfer Agent irrevocable instructions and authority to pay such amount to holders of such shares of Preferred Stock upon surrender of the certificates evidencing such shares of Preferred Stock.

                  (g) Payment of the redemption price for shares of the Preferred Stock, together with accrued and unpaid dividends to (but excluding) the date fixed for redemption, is conditioned upon book-entry transfer or physical delivery of certificates representing shares of the Preferred Stock, together with any necessary endorsements, to the Transfer Agent, or to the Transfer Agent's account at the Depositary, at any time after delivery of the notice of redemption. The Company shall be entitled to retain any interest, yield or gain on funds deposited with the Transfer Agent and/or the Depositary pursuant to this Section 5 in excess of the amounts required to pay the redemption price, together with accrued and unpaid dividends to (but excluding) the date fixed for redemption. Payment of the redemption price for the Preferred Stock, together with accrued and unpaid dividends to (but excluding) the date fixed for redemption will be made: (i) if book-entry transfer of or physical delivery of the Preferred Stock has been made by or on the date fixed for redemption, on the date fixed for redemption, or (ii) if book-entry transfer of or physical delivery of the Preferred Stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the Preferred Stock. If any shares of Preferred Stock called for redemption are converted prior to the date fixed for redemption, any money deposited with the Transfer Agent and/or the Depositary or segregated and held in trust for the redemption of such shares of Preferred Stock shall be paid or delivered to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to this Section 5 shall not have been satisfied within two years after the establishment of such funds, then (i) such funds shall be returned to the Company upon its request; (ii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable abandoned property laws; and (iii) the Transfer Agent and/or the Depositary which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.

                  (h) If fewer than all the outstanding shares of Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Company in its sole discretion. If a portion of a holder's shares of Preferred Stock are selected for redemption pursuant to subsection (a) of this Section 5 and such holder elects to convert a portion of its shares of Preferred Stock into Common Stock pursuant to Section 7 prior to the date fixed for redemption, then such converted portion shall be deemed to be taken from the portion selected for redemption.

                        If fewer than all the shares of Preferred Stock represented by a certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (i) If notice of redemption has been given as above provided, and the Transfer Agent and the Depositary hold, in accordance with this Section 5, money sufficient to pay the redemption price of the shares of Preferred Stock called for redemption together with accrued and unpaid dividends to (but excluding) the date fixed for redemption, on and after the date fixed for redemption (unless the Company shall default in the payment of the redemption price, together with accrued and unpaid dividends to (but excluding) said date), dividends on such shares of Preferred Stock called for redemption shall cease to accrue and such shares of Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Preferred Stock except the right to receive the redemption price thereof and accrued and unpaid dividends to (but excluding) the date fixed for redemption, without interest thereon. On presentation and surrender of such shares of Preferred Stock via book entry transfer or physical delivery, such shares of Preferred Stock to be redeemed shall be redeemed by the Company at the applicable redemption price, together with payment of accrued and unpaid dividends to (but excluding) the date fixed for redemption.

                  (j) If the Company shall default in the payment of the redemption price, together with accrued and unpaid dividends to (but excluding) the date fixed for redemption, of any shares of Preferred Stock called for redemption, upon surrender thereof for redemption, dividends shall continue to accrue from the date fixed for redemption and such shares of Preferred Stock shall remain outstanding and remain convertible into Common Stock until the Company pays the redemption price, together with accrued and unpaid dividends to (but excluding) the date of such payment.

            6. REQUIRED PURCHASE AT OPTION OF HOLDER ON CHANGE IN CONTROL.

                  (a) If there shall occur a Change in Control and the Company does not elect to exercise the right to redeem shares of Preferred Stock in whole pursuant to Section 5(b), shares of Preferred Stock shall be purchased by the Company, out of funds legally available therefor, at the option of the holders thereof as of the date (the "CHANGE IN CONTROL PURCHASE DATE") specified by the Company that is 45 calendar days (or if such day is not a Business Day, then the next succeeding Business Day) after the Company, or at its request, the Transfer Agent, has mailed written notice of such Change in Control to holders of the Preferred Stock as set forth below, subject to satisfaction by or on behalf of any holder of the requirements set forth below, for cash at a purchase price per share equal to 100% of the Liquidation Preference per share plus an amount equal to accrued and unpaid dividends, if any, to (but excluding) the Change in Control Purchase Date, whether or not declared.

                  (b) Within 30 days after the effective date of the event or circumstance resulting in a Change in Control, the Company, or at its request the Transfer Agent, in the name of and at the expense of the Company, shall mail a written notice of the Change in Control to the holders of shares of Preferred Stock at their last addresses as the same appear on the Company's stock records and to the Beneficial Owners in accordance with the procedures established by the

Depositary and the Transfer Agent, as of the date of the Change in Control; provided that if the Company shall give such notice, it shall also give such notice to the Transfer Agent. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Preferred Stock shall not affect the validity of the proceedings for the purchase of any other share of Preferred Stock. Concurrently with the mailing of any such notice of Change in Control, the Company shall (i) issue a press release announcing the Change in Control, (ii) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, New York, and
(iii) publish such information on the Company's website; it being understood that the form and content of such press release and such publications shall be determined by the Company in its sole discretion. None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the Change in Control notice or any of the proceedings for the purchase of any share of Preferred Stock. The notice shall include the form of a Change in Control Purchase Notice to be completed by the holder and a copy of any press release or other public announcement of the Change in Control event, and shall state:

                        (i) that a Change in Control has occurred or may occur (including a description of the event or circumstance which has or may result in a Change in Control), and that, as a result, the holders of shares of Preferred Stock have certain purchase rights;

                        (ii) the Change in Control Purchase Date;

                        (iii) the date by which the Change in Control Purchase Notice pursuant to this Section 6 must be given;

                        (iv) the purchase price that will be payable with respect to the shares of Preferred Stock as of the Change in Control Purchase Date,

                        (v) that, on the Change in Control Purchase Date, if the Change in Control Purchase Notice is timely given, the purchase price of the Preferred Stock subject to such Change in Control Purchase Notice, together with accrued and unpaid dividends, if any, to (but excluding) the Change in Control Purchase Date, will become due and payable and dividends on such shares of Preferred Stock shall cease to accrue;

                        (vi) the name and address of the Transfer Agent;

                        (vii) the Conversion Price then in effect;

                        (viii) that shares of Preferred Stock as to which a Change in Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Section 6;

                        (ix) the procedures that the holder of Preferred Stock must follow to exercise its rights under this Section 6;

                        (x) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

                        (xi) that the Company's obligation to purchase the shares of the Preferred Stock may be subject to the consummation of the Change in Control event.

                              If any of the Preferred Stock is in the form of a
Global Certificate, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary and the Transfer Agent applicable to the purchase of shares represented by the Global Certificate.

                  (c) A holder of shares of Preferred Stock may exercise its rights pursuant to this Section 6 upon delivery of a written notice (which shall be in substantially the form set forth in Section 15(c) which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of shares represented by a Global Certificate, may be delivered electronically or by other means in accordance with the Depositary's applicable procedures) of the exercise of such rights (a "CHANGE IN CONTROL PURCHASE NOTICE") to the Transfer Agent at any time prior to the close of business on the Business Day immediately before the Change in Control Purchase Date. Payment of the purchase price for shares of the Preferred Stock, together with accrued and unpaid dividends to (but excluding) the Change in Control Purchase Date, is conditioned upon (i) timely delivery of a completed Change in Control Purchase Notice and (ii) book-entry transfer or physical delivery of certificates representing the shares of Preferred Stock, together with any necessary endorsements, to the Transfer Agent, or to the Transfer Agent's account at the Depositary, at any time after timely delivery of the Change in Control Purchase Notice. If a holder timely delivers its Change in Control Purchase Notice, payment of the purchase price for the Preferred Stock, together with accrued and unpaid dividends to (but excluding) the Change in Control Purchase Date, will be made: (i) if book-entry transfer of or physical delivery of the Preferred Stock has been made by or on the Change in Control Purchase Date, on the Change in Control Purchase Date, or (ii) if book-entry transfer of or physical delivery of the Preferred Stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the Preferred Stock.

                  (d) Notwithstanding anything herein to the contrary, any holder of Preferred Stock delivering to the Transfer Agent the Change in Control Purchase Notice shall have the right to withdraw such Change in Control Purchase Notice in whole or in part (provided such part is a share of Preferred Stock or an integral multiple thereof) at any time prior to the close of business on the Business Day immediately before the Change in Control Purchase Date (unless the Company shall default in the payment of the purchase price, together with accrued and unpaid dividends to (but excluding) the Change in Control Purchase Date, in which case, such withdrawal shall be permitted until the Company pays the purchase price, together with accrued and unpaid dividends to (but excluding) the date of such payment) by delivery of a written notice of withdrawal to the Transfer Agent in accordance with the provisions of this Section 6 specifying:

                        (i) the number of shares of Preferred Stock, in whole shares, with respect to which such notice of withdrawal is being submitted;

                        (ii) if certificated shares of Preferred Stock have been issued, the certificate numbers for such shares in respect of which such notice of withdrawal is being submitted, or if such shares are in the form of a Global Certificate, such information as is required by the Depositary; and

                        (iii) the number of shares of Preferred Stock, if any, that remain subject to the original Change in Control Purchase Notice and have been or will be delivered for purchase by the Company.

                              The Transfer Agent shall promptly notify the
Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof. The Transfer Agent will promptly return to the respective holders thereof any shares of Preferred Stock with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Section 6, in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn. Any money deposited with the Transfer Agent or the Depositary or segregated and held in trust for the purchase of shares of Preferred Stock as to which a Change in Control Purchase Notice has been withdrawn in compliance with this Section 6 shall be paid or delivered to the Company upon its written request.

                  (e) Anything herein to the contrary notwithstanding, in the case of shares of Preferred Stock held pursuant to a Global Certificate, any Change in Control Purchase Notice may be delivered or withdrawn and the shares of Preferred Stock in respect of such Global Certificate may be delivered for purchase or withdrawn in accordance with the applicable procedures of the Depositary as in effect from time to time.

                  (f) The Company shall, on the Change in Control Purchase Date, before 12:00 p.m., New York City time, to the extent funds are legally available, with respect to: (i) all shares of Preferred Stock which are to be purchased pursuant to this Section 6 and are held by the Depositary or its nominees, deposit or cause to be deposited, irrevocably with the Transfer Agent or the Depositary an amount of money sufficient to pay the aggregate purchase price of all shares of Preferred Stock which are to be purchased pursuant to this Section 6 plus an amount equal to the accrued and unpaid dividends, if any, to (but excluding) the Change in Control Purchase Date, and shall give the Transfer Agent or the Depositary, as the case may be, irrevocable instructions and authority to pay such amount to holders of such shares of Preferred Stock upon book-entry transfer of such shares of Preferred Stock to the Transfer Agent's account at the Depositary; and (ii) all shares of Preferred Stock which are to be purchased pursuant to this Section 6 and are held in certificated form, deposit or cause to be deposited, irrevocably with the Transfer Agent an amount of money sufficient to pay the aggregate purchase price of all shares of Preferred Stock which are to be purchased pursuant to this Section 6 plus an amount equal to the accrued and unpaid dividends, if any, to (but excluding) the Change in Control Purchase Date, and shall give the Transfer Agent irrevocable instructions and authority to pay such amount to holders of such shares of Preferred Stock upon surrender of the certificates evidencing such shares of Preferred Stock. The Company shall be entitled to retain any interest, yield or gain on funds deposited with the Transfer Agent and/or the Depositary pursuant to this Section 6 in excess of the amounts required to pay the purchase price, together with accrued and unpaid dividends to (but excluding) the Change in Control Purchase Date. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to this Section 6 shall not have been satisfied within two years after the establishment of such funds, then (i) such funds shall be returned to the Company upon its request; (ii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable abandoned property laws; and (iii) the Transfer Agent and/or the Depositary which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.

                  (g) If a Change in Control Purchase Notice has been given as provided above and has not been withdrawn pursuant to Section 6(d), and the Transfer Agent and the Depositary hold, in accordance with this Section 6, money sufficient to pay the purchase price of the shares of Preferred Stock to be purchased together with accrued and unpaid dividends to (but excluding) the Change in Control Purchase Date, on and after the Change in Control Purchase Date (unless the Company shall default in the payment of the purchase price, together with accrued and unpaid dividends to (but excluding) the Change in Control Purchase Date), dividends on such shares of Preferred Stock shall cease to accrue and such shares of Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Preferred Stock except the right to receive the purchase price thereof and accrued and unpaid dividends to (but excluding) the Change in Control Purchase Date, without interest thereon. Shares of Preferred Stock in respect of which a Change in Control Purchase Notice has been given by the holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in this Section 6. If the Change in Control Purchase Date falls after a Dividend Payment Record Date and before the corresponding Dividend Payment Date, holders of the shares of Preferred Stock at the close of business on that Dividend Payment Record Date shall be entitled to receive the full dividend payable on those shares on the corresponding Dividend Payment Date, and the amount payable to holders of such shares of Preferred Stock on the Change in Control Purchase Date will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

                  (h) If fewer than all the shares of Preferred Stock represented by any certificate are purchased, a new certificate shall be issued representing the unpurchased shares without cost to the holder thereof.

                  (i) The Company shall comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act (including, without limitation, a filing on Schedule TO or other schedule) to the extent then applicable in connection with the purchase rights of the holders of the Preferred Stock pursuant to this Section 6.

                  (j) To the extent the Company has insufficient funds to purchase all shares of Preferred Stock for which the Transfer Agent has received a Change in Control Purchase Notice that has not subsequently been withdrawn, the shares to be purchased shall be selected by the Company from the shares of Preferred Stock for which the Transfer Agent has received a Change in Control Purchase Notice that has not subsequently been withdrawn by lot or pro rata (as near as may be) or by any other equitable method determined by the Company in its sole discretion.

                  (k) The Company shall not be required to purchase any shares of Preferred Stock upon the occurrence of a Change in Control if a third party makes an offer to purchase the Preferred Stock in the manner, for the amount, at the times and otherwise in compliance with the requirements described in this
Section 6 and purchases all shares of Preferred Stock for which the Transfer Agent has received a Change in Control Purchase Notice that has not subsequently been withdrawn.

                  (l) If the Company shall default in the payment of the purchase price, together with accrued and unpaid dividends to (but excluding) the Change in Control Purchase Date, of any shares of Preferred Stock tendered for purchase, upon surrender thereof for purchase, dividends shall continue to accrue from the Change in Control Purchase Date, such shares of Preferred Stock shall remain outstanding and the Change in Control Purchase Notice in respect of such shares shall remain subject to withdrawal until the Company pays the purchase price, together with accrued and unpaid dividends to (but excluding) the date of such payment.

            7. CONVERSION. Holders of shares of Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

                  (a) Subject to and upon compliance with the provisions of this
Section 7, a holder of shares of Preferred Stock shall have the right, at the holder's option, at any time after the Issue Date (except that, with respect to shares of Preferred Stock which shall be called for redemption pursuant to
Section 5, such right shall terminate at the close of business on the Business Day immediately preceding the date fixed for redemption of such shares of Preferred Stock unless the Company shall default in payment of the amount due upon redemption thereof, in which case such right shall terminate upon payment of the amount due upon such redemption) to convert any of such shares into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing $50 by the Conversion Price, as adjusted in accordance with this Section 7, by surrender of the shares of Preferred Stock so to be converted in the manner provided in Section 7(b). As used herein, the initial "CONVERSION PRICE" shall mean $20 per share. A holder of the Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted his, her or its Preferred Stock to Common Stock, and only to the extent such Preferred Stock is deemed to have been converted to Common Stock under this Section 7.

                  (b) In order to exercise the conversion right, if the shares of Preferred Stock are held in certificated form, the holder of the Preferred Stock to be converted shall surrender the certificate or certificates (with a Conversion Notice, a form of which is set forth in

Section 15(a), duly completed) representing the number of shares to be so converted, duly endorsed, at the office or an agency of the Transfer Agent, and shall give written notice of conversion to the office or agency of the Transfer Agent that the holder elects to convert such number of shares of Preferred Stock specified in said notice. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by payment of any transfer taxes required pursuant to Section 7(f). Each such share of Preferred Stock surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Preferred Stock is registered, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his, her or its duly authorized attorney. In order to exercise the conversion right, if the shares of Preferred Stock are represented by a Global Certificate, the holder of the Preferred Stock to be converted shall comply with the procedures established by the Depositary for conversion.

                        As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder or, if shares of Common Stock issuable on conversion are to be issued in a name other than that in which such shares of Preferred Stock to be converted are registered (as if such transfer were a transfer of the share of Preferred Stock so converted), to such other person, at the office or an agency of the Transfer Agent, the certificate or certificates representing the number of shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 7, and a check or cash in respect of any fractional share of Common Stock arising upon such conversion, as provided in Section 7(c) (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above).

                        Each conversion pursuant to Section 7(a) shall be deemed to have been effected on the date on which the requirements set forth above in this Section 7(b) or the requirements of the Depositary, as the case may be, have been satisfied as to such shares of Preferred Stock so converted, and the person in whose name any certificate or certificates for the shares of Common Stock is issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company are closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof on such date for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which certificate or certificates representing such shares of Preferred Stock shall be surrendered.

                        In the case of any share of Preferred Stock which is converted after any Dividend Payment Record Date and prior to the close of business on the Business Day immediately preceding the corresponding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such Dividend Payment Record Date notwithstanding such conversion; provided that shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and prior to the close of business on the Business Day immediately preceding the corresponding Dividend Payment Date must (except in the case of shares of Preferred Stock which have been called for redemption and a notice of redemption has been sent to the holders of Preferred Stock pursuant to Section 5) be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Preferred Stock being surrendered for conversion. The Transfer Agent shall not be required to accept for conversion any shares of Preferred Stock not accompanied by any payment required by the preceding sentence. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                  (c) In connection with the conversion of any shares of Preferred Stock pursuant to Section 7(a), all or a portion of such holder's shares, in whole shares, may be converted; however, no fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Preferred Stock. If any fractional share of Common Stock otherwise would be issuable upon the conversion of the Preferred Stock, the Company shall make a payment therefor in cash to the holder of the Preferred Stock based on the then-current market value of a whole share of Common Stock. For purposes of this Section 7(c), the then-current market value of a whole share of Common Stock shall be the Closing Price of the Common Stock on the first Trading Day immediately preceding the day on which the Preferred Stock is deemed to have been converted and such Closing Price of the Common Stock shall be determined as provided in Section 7(i)(i). If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time by the Company as follows:

                        (i) In the event the Company shall hereafter pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all holders of Common Stock, the Conversion Price in effect at the opening of business on the Business Day immediately following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution. If any dividend or distribution of the type described in this Section 7(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would have been in effect if such dividend or distribution had not been declared.

                        (ii) In the event the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the Business Day immediately following such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares of Common Stock which the aggregate subscription, purchase or exercise price of the shares of Common Stock called for by all such issued rights or warrants would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective at the opening of business on the Business Day immediately following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of only the number of shares of Common Stock actually delivered upon the issuance of such rights or warrants. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate subscription, purchase or exercise price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in its sole discretion.

                        (iii) In the event the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day immediately following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day immediately following the day upon which such combination becomes effective shall be proportionately increased.

                        (iv) In the event the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 7(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 7(d)(ii) or (2) dividends and distributions paid exclusively in cash (such shares of capital stock, evidences of indebtedness, cash or other assets hereinafter in this Section 7(d)(iv) referred to as the "SECURITIES")), then, in each such case, the Conversion Price shall be reduced so that the Conversion Price shall be equal to the price determined by multiplying the

Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective at the opening of business on the Business Day immediately following such Record Date; provided, however, that in the event the then fair market value (as so determined by the Board of Directors) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall have the right to receive upon conversion of a share of the Preferred Stock the amount of Securities such holder would have received had such holder converted such share of Preferred Stock immediately prior to such Record Date. In the event that such distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 7(d)(iv) by reference to the trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Current Market Price pursuant to Section 7(i)(ii) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the holders of the Preferred Stock.

                              For purposes of this Section 7(d)(iv) and Sections
7(d)(i) and (ii), any dividend or distribution to which this Section 7(d)(iv) is applicable that also includes shares of Common Stock to which Section 7(d)(i) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 7(d)(ii) applies (or both), shall be deemed instead to be
(1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock to which Section 7(d)(i) applies or rights or warrants to which Section 7(d)(ii) applies (and any Conversion Price reduction required by this Section 7(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 7(d)(i) and (ii) with respect to such dividend or distribution shall then be made) except (A) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "Record Date" within the meaning of Section 7(d)(i) and as "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "Record Date" within the meaning of Section 7(d)(ii), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on such Record Date" within the meaning of
Section 7(d)(i).

                              In the event that the Company implements a
stockholders' rights plan (a "NEW RIGHTS PLAN") or amends any then-existing stockholders' rights plan (as amended, an "AMENDED RIGHTS PLAN" and together with any New Rights Plan, a "RIGHTS

PLAN"), such Rights Plan shall provide that upon conversion of the Preferred Stock the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights under such Rights Plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion), unless prior to conversion of the Preferred Stock the rights have expired, terminated or been redeemed. Any distribution of rights or warrants pursuant to the Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for purposes of this Section 7(d). Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT") (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(d)(iv) (and no adjustment to the Conversion Price under this Section 7(d)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed, for purposes of this
Section 7(d)(iv), to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or the occurrence of any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 7(d)(iv), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants) made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                        (v) In the event the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock consisting exclusively of cash (excluding any dividend or distribution made in connection with the liquidation, dissolution or winding up of the Company and excluding any cash that is distributed upon a merger or consolidation to which Section 7(e) applies or as part of a distribution referred to in Section 7(d)(iv)) in an amount that when combined with all other distributions of cash to holders of its Common Stock (excluding any dividend or distribution made in connection with the liquidation, dissolution or winding up of the Company and excluding any cash that is distributed upon a merger or consolidation to which Section 7(e) applies or as part of a distribution referred to in Section 7(d)(iv)) in such calendar year exceeds on a per-share basis the greater of $0.50 per share or three percent (3%) of the Current Market Price on the date prior to the date of the declaration of such distribution, then, immediately after the close of business on the Record Date with respect to such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the aggregate amount of such distribution and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if such dividend or distribution had not been declared.

                        (vi) In the event a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that, as of the date upon which occurred the last time tenders could have been made pursuant to such tender offer (the "EXPIRATION TIME"), exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time then, immediately prior to the opening of business on the Business Day immediately following the Expiration Time, the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time multiplied by the Current Market Price on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective at the opening of business on the Business Day immediately following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if such tender offer had not been made. If the application of this Section 7(d)(vi) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 7(d)(vi).

                        (vii) In the event of a tender or exchange offer made by a person other than the Company or any Subsidiary for an amount of Common Stock which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "TENDER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) that exceeds the Current Market Price on the Trading Day next succeeding the Tender Expiration Time, and with respect to which, as of the Tender Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Tender Expiration Time multiplied by the Current Market Price on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "TENDER PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Tender Purchased Shares) on the Tender Expiration Time and the Current Market Price on the Trading Day next succeeding the Tender Expiration Time, such reduction to become effective at the opening of business on the Business Day immediately following the Tender Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 7(d)(vii) shall not be made if, as of the Tender Expiration Time, the offering documents with respect to such tender offer or exchange offer disclose a plan or intention to cause the Company to consolidate with or merge with or into another person (whether or not affiliated with the Company) or permit any other person (whether or not affiliated with the Company) to consolidate with or merge with or into the Company (or enter into or permit successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties), or enter into any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons (whether or not affiliated with the Company) and either: (i) in the case of a consolidation or merger, the Company is the resulting or surviving entity and each share of Preferred Stock shall remain outstanding and unaffected; or (ii) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and the Preferred Stock shall be converted into or exchanged for convertible exchangeable preferred stock of the corporation formed by such consolidation, or into which the Company shall have been merged, or of the corporation which shall have acquired or leased all or substantially all of the assets of the Company having powers, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions substantially similar to (but no less favorable than) the powers, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions of a share of the Preferred Stock as set forth in this Certificate of Designations.

                        (viii) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7(d)(i), (ii),
(iii), (iv), (v), (vi), and (vii), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                        (ix) To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction is in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to each holder of the Preferred Stock at his, her or its last address appearing on the Company's stock records a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                              No adjustment in the Conversion Price shall be
required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 7(d)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under
Section 7 shall be made by the Company and shall be rounded to the nearest cent. No adjustment need be made for a change in the par value of the Common Stock or a change from par value to no par value or from no par value to par value.

                        (x) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes or became effective and shall mail such notice of such adjustment of the Conversion Price to each holder of the Preferred Stock at his, her or its last address appearing on the Company's stock records, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                        (xi) In any case in which this Section 7(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon conversion before giving effect to such adjustment and (ii) paying to such holder of Preferred Stock any amount in cash in lieu of any fractional shares of Common Stock pursuant to Section 7(c).

                        (xii) For purposes of this Section 7(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, unless a dividend or distribution that requires an adjustment to the Conversion Price pursuant to this Section 7 is paid or made with respect to such treasury shares, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                  (e) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 7(d)(iii) applies or a change in par value), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Preferred Stock shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this
Section 7(e) the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). If this Section 7(e) applies to any event or occurrence, Section 7(d) shall not apply. The Company shall not be a party to any event or occurrence to which this Section 7(e) applies unless the terms of such event or occurrence are consistent with this Section 7(e). The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  (f) The issuance of stock certificates representing the shares of Common Stock issuable upon conversion of the Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof imposed by the government of the United States or any political subdivision thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of such shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than the name in which the shares of

Preferred Stock with respect to which such shares of Common Stock are issued are registered, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) All shares of Common Stock which may be delivered upon conversion of shares of Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                        The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of shares of Preferred Stock not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all outstanding shares of Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Preferred Stock is authorized in all respects.

                        The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all of the then outstanding shares of Preferred Stock.

                        Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

                        If any shares of Common Stock to be provided for the purpose of conversion of the Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued upon conversion, the Company will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

                        If at any time the Common Stock shall be listed on the Nasdaq National Market or any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Preferred Stock.

                  (h) In the event:

                        (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                        (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of the Company's capital stock or any other rights or warrants; or

                        (iii) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                        (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

      the Company shall cause to be filed with the Transfer Agent and to be mailed to each holder of the Preferred Stock at his, her or its address appearing on the Company's stock records, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or grant is to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                  (i) The following definitions shall apply to terms used in this Section 7 and elsewhere in this Certificate of Designations:

                        (i) "CLOSING PRICE" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no sale of such securities takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such Nasdaq National Market or New York Stock Exchange, on the principal national security exchange, trading market or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange, trading market or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on such day as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                        (ii) "CURRENT MARKET PRICE" shall mean, subject to the second paragraph hereof, the lesser of (a) the Closing Price per share of Common Stock on the date in question and (b) the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(d)(i), (ii), (iii), (iv), (v), (vi), or (vii) occurs during such ten (10) consecutive Trading Days, the Closing Price per share of Common Stock for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price per share of Common Stock by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(d)(i), (ii), (iii), (iv), (v),
(vi), or (vii) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price per share of Common Stock for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price per share of Common Stock by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price per share of Common Stock for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 7(d)(iv), (vi) or (vii) whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

                                    For purposes of any computation under
Sections 7(d)(vi) or (vii), the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(d)(i),
(ii), (iii), (iv), (v), (vi), or (vii) occurs on or after the Expiration Time or the Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price per share of Common Stock for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price per share of Common Stock by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price per share of Common Stock was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 7(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 7(d) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                        (iii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                        (iv) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                        (v) "TRADING DAY" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange or securities trading market, a day on which the New York Stock Exchange or such other national securities exchange or securities trading market is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

            8. RANKING. The Preferred Stock shall, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, rank (a) senior to all Junior Stock, (b) on parity with all Parity Stock and (c) junior to all Senior Stock.

            9. VOTING RIGHTS.

                  (a) The holders of the Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of the Preferred Stock will have one vote for each share of Preferred Stock held. Any shares of Preferred Stock held by the Company or any entity controlled by the Company shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                  (b) Whenever dividends on the Preferred Stock or on any Parity Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors shall be increased by two, effective as of the time of election of such directors as hereinafter provided and (ii) the holders of the Preferred Stock (voting separately as a class with the holders of any Parity Stock on which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Company at any meeting of stockholders of the Company at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Preferred Stock and all other affected classes or series of Parity Stock have been declared and paid or set apart for payment. The holders of the Preferred Stock and the holders of any Parity Stock on which like voting rights have been conferred and are exercisable, voting separately as a class, shall have the right to remove without cause at any time and replace any directors which such holders shall have elected pursuant to this Section 9. If the office of any director elected by the holders of Preferred Stock and the holders of any Parity Stock on which like voting rights have been conferred and are exercisable, voting separately as a class, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by the holders of Preferred Stock and the holders of any Parity Stock on which like voting rights have been conferred and are exercisable, voting separately as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Preferred Stock and the holders of any Parity Stock on which like voting rights have been conferred and are exercisable to vote for such directors, and the number of directors of the Board of Directors shall immediately thereafter be reduced by two. The Board of Directors shall determine, when and if required, to which class of directors such directors appointed by the holders of the Preferred Stock and the holders of any Parity Stock having like voting rights shall be appointed under the Certificate of Incorporation; provided, however, that if applicable, the term of such directors shall terminate earlier than the expiration of the terms provided for the applicable class or classes of directors if the right of the holders of Preferred Stock and the holders of any Parity Stock having like voting rights to appoint directors under this Section 9 terminates as provided herein.

                        The foregoing right of the holders of the Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Preferred Stock more than ninety (90) days preceding the date established for the next annual meeting of stockholders, the President of the Company shall, within twenty (20) days after the delivery to the Company at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of Preferred Stock, call a special meeting of the holders of the Preferred Stock to be held within sixty
(60) days after the delivery of such request for the purpose of electing such additional directors.

                  (c) So long as the Preferred Stock is outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3 percent (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Preferred Stock and any Parity Stock on which like voting rights have been conferred and are exercisable, voting together as a separate class, (i) amend, alter or repeal any provision of the Certificate of

Incorporation (including, without limitation, this Certificate of Designations) or the By-laws of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, or (ii) create, authorize or issue, or reclassify any authorized capital stock of the Company into, or increase the authorized amount of, any Senior Stock. In addition, so long as the Preferred Stock is outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3 percent (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Preferred Stock and any Parity Stock on which like voting rights have been conferred and are exercisable, voting together as a separate class, enter into a share exchange pursuant to which the Preferred Stock would be exchanged for any other securities (except an exchange pursuant to Section 10) or consolidate with or merge with or into another person (whether or not affiliated with the Company) or permit any other person (whether or not affiliated with the Company) to consolidate with or merge with or into the Company, or enter into any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons (whether or not affiliated with the Company) unless either: (A) in the case of a consolidation or merger, the Company is the resulting or surviving entity and each share of Preferred Stock shall remain outstanding and unaffected; or (B) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and the Preferred Stock shall be converted into or exchanged for convertible exchangeable preferred stock of the corporation formed by such consolidation, or into which the Company shall have been merged, or of the corporation which shall have acquired or leased all or substantially all of the assets of the Company having powers, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions substantially similar to (but no less favorable than) the powers, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions of a share of the Preferred Stock as set forth in this Certificate of Designations. A class vote of the holders of the Preferred Stock shall not be required (except as otherwise required by law or Board Resolution) in connection with (1) the authorization, issuance or increase in the authorized amount of any shares of Junior Stock or Parity Stock, when and if issued, including Common Stock; or (2) the authorization, issuance or increase in the amount of any bonds, mortgages, notes, debentures or other obligations of the Company (other than those that may be covered by clause (ii) of the first sentence of this paragraph).

                        The holders of Preferred Stock shall also be entitled to vote on certain amendments or supplements to the Indenture establishing the Notes, for which the Preferred Stock may be exchanged, as described in Section 10 hereof, and provided in Section 11.2 of the Indenture.

            10. EXCHANGE.

                  (a) The Preferred Stock shall be exchangeable, in whole but not in part, at the option of the Company on any Dividend Payment Date beginning March 31, 2006 but prior to December 31, 2014, for the Notes at the rate of $50 principal amount of Notes for each share of Preferred Stock outstanding at the time of exchange. On the Exchange Date (as defined below), (i) the rights of holders of the Preferred Stock, as such, will terminate, and (ii) shares of the Preferred Stock will be deemed to be no longer outstanding and will only represent the right to receive the Notes and payment of accrued and unpaid dividends, if any, to (but excluding) the Exchange Date (except in the event of a default by the Company or the Trustee in the delivery of the Notes or the failure to satisfy the conditions for exchange set forth in this Section 10), whether or not declared. The Notes will be issuable in denominations of $50 and integral multiples thereof. If the exchange results in an amount of Notes that is not an integral multiple of $50, the amount in excess of the closest integral multiple of $50 will be paid in cash by the Company.

                  (b) In the event the Company shall elect to exercise the right to exchange the shares of Preferred Stock for the Notes pursuant to this Section 10, it shall fix a date for exchange which shall be a Dividend Payment Date (the "EXCHANGE DATE"), and it, or at its request, the Transfer Agent, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such exchange at least thirty (30) and not more than sixty (60) days prior to the Exchange Date to the Trustee and the holders of the shares of Preferred Stock so to be exchanged at their last addresses as the same appear on the Company's stock records and to the Beneficial Owners in accordance with the procedures established by the Depositary and the Transfer Agent; provided that if the Company shall give such notice, it shall also give such notice to the Transfer Agent. Such mailing shall be by first class mail. If mailed in the manner herein provided, the exchange notice shall be conclusively presumed to have been duly given, whether or not the Trustee or the holders receive such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Preferred Stock shall not affect the validity of the proceedings for the exchange of any other share of Preferred Stock. The Company will cause the Notes to be delivered to the Trustee in preparation for the exchange no later than five Business Days prior to the Exchange Date. Concurrently with the mailing of any such notice of exchange, the Company shall: (i) issue a press release announcing such exchange; (ii) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, New York; and (iii) publish such information on the Company's website; it being understood that the form and content of such press release and such publications shall be determined by the Company in its sole discretion. None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the exchange notice or any of the proceedings for the exchange of any share of Preferred Stock.

                  (c) Each such notice of exchange shall state: (i) the Company's election to exercise the right to exchange the shares of Preferred Stock for the Notes; (ii) a description of the Notes and the amount of Notes to be delivered in respect of the Preferred Stock, the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange, including any procedures applicable to an exchange to be accomplished through book-entry transfers; (iii) the Exchange Date; and (iv) that dividends on the shares of Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not shares of Preferred Stock are surrendered for exchange on such Exchange Date via physical delivery or book-entry transfer, unless the Company or the Trustee shall default in the delivery of the Notes or the conditions for exchange set forth in this Section 10 have not been satisfied as of the Exchange Date, in which case dividends shall continue to accrue until the Company or the Trustee delivers the Notes or satisfies such conditions for exchange, as the case may be, in either case accompanied by delivery of accrued and unpaid dividends to (but excluding) the date of delivery of the Notes or the satisfaction of such conditions for exchange, as the case may be.

                  (d) If the Company exercises the right to exchange the shares of Preferred Stock for the Notes pursuant to this Section 10, delivery of the Notes together with accrued and unpaid dividends to (but excluding) the Exchange Date to the holders of the Preferred Stock to be exchanged is conditioned upon book-entry transfer or physical delivery of certificates representing the Preferred Stock, together with any necessary endorsements, to the Trustee at any time after delivery of the notice of the exchange. Delivery of the Notes will be made: (i) if book-entry transfer of or physical delivery of the Preferred Stock has been made by or on the Exchange Date, on the Exchange Date, or (ii) if book-entry transfer of or physical delivery of the Preferred Stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the Preferred Stock, in either case, via book-entry transfer or physical delivery, as the case may be.

                  (e) If notice of exchange has been given as above provided, and the Trustee holds, in accordance with this Section 10, authenticated Notes in respect of the Preferred Stock to be exchanged together with money sufficient to pay accrued and unpaid dividends to (but excluding) the Exchange Date, and the Company has complied with the other provisions of this Section 10, on and after the Exchange Date: (i) the Company shall be the owner and record holder of such Preferred Stock; (ii) the holders of such Preferred Stock shall have no further rights with respect to the Preferred Stock other than the right to receive the Notes together with accrued and unpaid dividends to (but excluding) the Exchange Date without interest thereon, upon book-entry transfer or physical delivery of the Preferred Stock; (iii) dividends on the Preferred Stock to be exchanged will cease to accrue on the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Exchange Date; and (iv) the Depositary or its nominee, as the record holder of any Preferred Stock represented by one or more Global Certificates, will exchange the Global Certificate or Global Certificates representing the Preferred Stock for a global certificate or certificates representing the Notes to be delivered upon such exchange. In the event that the Company or the Trustee shall default in the delivery of the Notes together with accrued and unpaid dividends to (but excluding) the Exchange Date, or the conditions for exchange set forth in this
Section 10 have not been satisfied as of the Exchange Date, dividends on the Preferred Stock will continue to accrue from the Exchange Date, the Preferred Stock shall remain outstanding and remain convertible into Common Stock until the Company delivers the Notes together with accrued and unpaid dividends to (but excluding) the date of such payment and, if applicable, the satisfaction of such conditions.

                  (f) Notwithstanding the foregoing, if notice of exchange has been given pursuant to this Section 10 and any holder of shares of Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Company pursuant to Section 7 of the conversion of any or all of the shares held by the holder (with book-entry transfer of or physical delivery of the Preferred Stock duly endorsed or assigned to the Company), then the exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7.

                  (g) Notwithstanding the other provisions of this Section 10, if on the Exchange Date (i) the Company has not paid all accrued dividends on the Preferred Stock (or set aside a sum therefor); (ii) the Notes shall not be listed or approved for listing upon issuance on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or another similar national securities exchange or securities trading market; or
(iii) the exchange shall result in an Event of Default (as defined in the Indenture) under the Indenture or an Event of Default under the Indenture shall have occurred and be continuing, the Company may not exchange the Preferred Stock for the Notes and any notice previously given pursuant to this Section 10 shall be of no effect. If the conditions to exercising the right to exchange the shares of Preferred Stock for the Notes pursuant to this Section 10 have not been satisfied as of the Exchange Date, the Company will be prohibited from making the exchange and the exchange will not be consummated. In such case, the Company will (i) issue a press release indicating that such conditions have not been satisfied and that the exchange will not be consummated, and (ii) publish such information on the Company's website on the World Wide Web. Thereafter, the Company again will have the right to exercise the exchange right in accordance with the provisions of this Section 10.

                  (h) Prior to the Exchange Date, the Company will comply with any applicable securities and blue sky laws with respect to the exchange of the Preferred Stock for the Notes.

                  (i) Dividends with respect to the shares of Preferred Stock to be exchanged which are due on the Dividend Payment Date which is the Exchange Date shall be payable to the holders of such shares of Preferred Stock registered as such on the relevant Dividend Payment Record Date subject to the terms and provisions of Section 3 and the amount payable to holders of such shares of Preferred Stock on the Exchange Date will not include any amount in respect of dividends declared and payable on such Dividend Payment Date.

            11. RECORD HOLDERS. The Company and the Transfer Agent may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

            12. SHARES TO BE RETIRED. Any share of Preferred Stock converted, redeemed, purchased or otherwise acquired by the Company shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more series.

            13. NOTICE. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a Change in Control Purchase Notice as contemplated in Section 6(c) or Conversion Notice as contemplated in Section 7(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed, if to the

Company, to its offices at 650 Poydras Street, New Orleans, Louisiana 70130, or to an agent of the Company designated as permitted by this certificate, or, if to any holder of the Preferred Stock, to such holder at the address of such holder of the Preferred Stock as listed in the Company's stock records or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

            14. FORM OF CERTIFICATES; TRANSFER.

                  (a) For so long as the shares of Preferred Stock are eligible for book-entry settlement with the Depositary or as book-entry settlement may be required by law, all shares of Preferred Stock that are so eligible shall be represented by one or more Preferred Stock certificates in global form (each, a "GLOBAL CERTIFICATE" and together, the "GLOBAL CERTIFICATES") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer, conversion, redemption, purchase and exchange of beneficial interests in the Global Certificate shall be effected through the Depositary in accordance with this Certificate of Designations and the procedures of the Depositary therefor.

                        Transfers of interests in a Global Certificate will be made in accordance with the standing instructions and procedures of the Depositary and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Certificate as set forth on the face of the Global Certificate to reflect any such transfers.

                        Except as provided below, Beneficial Owners of an interest in a Global Certificate shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Certificates.

                        No definitive Preferred Stock certificate, or portion thereof, in respect of which the Company or an Affiliate of the Company holds a beneficial interest shall be included in a Global Certificate. The Transfer Agent shall issue Preferred Stock certificates in definitive form upon any transfer of a beneficial interest in any Global Certificate to the Company or any Affiliate of the Company.

                  (b) Any Global Certificate may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Certificate of Designations as may be required by the Transfer Agent, the Depositary, a nominee of the Depositary, by the New York Stock Exchange or by the National Association of Securities Dealers, Inc. in order to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the shares of Preferred Stock may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular shares of Preferred Stock are subject.

                  (c) Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in this Section 14(c)), a Global Certificate may not be transferred in whole except (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary, another nominee of the Depositary or to a successor Depositary or (iii) by such a successor Depositary to a nominee of such successor Depositary.

                        The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Certificates. Initially, the Global Certificate shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with a custodian for Cede & Co.

                        If at any time (i) the Depositary for a Global Certificate notifies the Company that it is unwilling or unable to continue as Depositary for such Global Certificate and a successor Depositary for such Global Certificate is not appointed by the Company within 90 days after the Company receives such notice; (ii) the Depositary for a Global Certificate ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary for such Global Certificate is not appointed by the Company within 90 days; or (iii) the Company decides to discontinue the use of book-entry transfer through the Depositary or any successor Depositary, the Company shall execute, and shall cause the Transfer Agent to authenticate and deliver, Preferred Stock in certificated form, in an aggregate principal amount equal to the principal amount of the Global Certificate, in exchange for such Global Certificate.

                        Preferred Stock in definitive form issued in exchange for all or a part of a Global Certificate pursuant to this Section 14 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. Upon execution and authentication, the Transfer Agent shall deliver such Preferred Stock in certificated form to the persons in whose names such Preferred Stock in definitive form are so registered.

                        At such time as all interests in a Global Certificate have been redeemed, converted, exchanged, purchased or canceled for Preferred Stock in definitive form, or transferred to a transferee who receives Preferred Stock in definitive form, such Global Certificate shall be, upon receipt thereof, canceled by the Transfer Agent in accordance with standing procedures and instructions existing between the Transfer Agent and Depositary. At any time prior to such cancellation, if any interest in a Global Certificate is exchanged for Preferred Stock in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of a Global Certificate, the principal amount of such Global Certificate shall, in accordance with the standing procedures and instructions existing between the Transfer Agent and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Certificate, by the Transfer Agent to reflect such reduction or increase.

                  (d) Any Preferred Stock, or Common Stock issued upon the conversion of Preferred Stock, that is purchased or owned by the Company or any Affiliate thereof, may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Preferred Stock or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144 under the

Securities Act). Any such Preferred Stock or Common Stock issued in definitive form to the Company or any Affiliate thereof shall be endorsed with or have incorporated in the text thereof such legends or recitals as necessary to set forth the foregoing restrictions.

            15. FORM OF NOTICE OF CONVERSION; FORM OF ASSIGNMENT; FORM OF CHANGE IN CONTROL PURCHASE NOTICE.

                  (a) The following is a form of Conversion Notice to be set forth on the reverse of any Preferred Stock certificate:

                           FORM OF CONVERSION NOTICE

                               CONVERSION NOTICE

      To: _____________________________

            The undersigned registered owner of 6.0% Convertible Exchangeable Preferred Stock, $1.00 par value per share (the "PREFERRED STOCK"), of International Shipholding Corporation, a Delaware corporation (the "COMPANY"), hereby irrevocably exercises the option to convert the Preferred Stock, or the portion hereof below designated, into shares of Common Stock of the Company in accordance with the terms of the Certificate of Designations, dated January 5, 2005, governing the Preferred Stock, and directs that the shares issuable and deliverable upon such conversion and any check in payment for fractional shares and any Preferred Stock representing any unconverted amount of shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Preferred Stock not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

      Dated: __________________

      __________________________________

      __________________________________
      Signature(s)

      Signature(s) must be guaranteed by
an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17AD-15 if shares of Common Stock are to be issued or Preferred Stock to be delivered other than to and in the name of the registered holder of the Preferred Stock.

      Signature Guarantee

      NOTICE: The signature on the conversion notice must correspond with the name as written upon the face of the Preferred Stock certificate in every particular without alteration or enlargement or any change whatever.

      Fill in for registration of shares
      if to be issued, and Preferred
      Stock if to be delivered, other
      than to and in the name of the
      registered holder of the Preferred
      Stock:

      ________________________________
      (Name)

      ________________________________
      (Street Address)

      ________________________________
      (City, State and Zip Code)
      Please print name and address

                                              Number of shares to be covered (if
less
                                              than all):_____________________

      ________________________________
      Taxpayer

                                              Social Security or Other
Identification
                                              Number:________________________

                  (b) The following is the form of Assignment to be set forth on the reverse of the Preferred Stock certificate:

                               FORM OF ASSIGNMENT

            For value received_________hereby sell(s), assign(s) and transfer(s) unto_________ (Please insert social security or Taxpayer Identification Number of assignee) __________ shares of the 6.0% Convertible Exchangeable Preferred Stock, $1.00 par value per share (such shares, the "PREFERRED STOCK"), of International Shipholding Corporation, a Delaware corporation (the "COMPANY"), and hereby irrevocably constitutes and appoints_________ attorney to transfer the Preferred Stock on the books of the Company, with full power of substitution in the premises.

      Unless the appropriate box below is checked, the undersigned confirms that the Preferred Stock is not being transferred to the Company or an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "AFFILIATE").

            [ ] The transferee is an Affiliate of the Company.

            [ ] The transferee is the Company

      Dated: _________________

      ___________________________

      ___________________________
      Signature(s)

      Signature(s) must be guaranteed by
an eligible guarantor institution
(banks, stock brokers, savings and loan
associations and credit unions) with
membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17AD-15 if shares of Common Stock are to be issued or Preferred Stock to be delivered other than to and in the name of the registered holder.

      Signature Guarantee

      NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Preferred Stock certificate in every particular without alteration or enlargement or any change whatever.

                  (c) The following is the form of Form of Change in Control Purchase Notice:

                   FORM OF CHANGE IN CONTROL PURCHASE NOTICE

      To: _____________________________

            The undersigned hereby irrevocably acknowledges receipt of a notice from International Shipholding Corporation, a Delaware corporation (the "COMPANY"), as to the occurrence of a Change in Control with respect to the Company and requests and instructs the

Company to purchase _____ shares of Preferred Stock in accordance with the terms of the Certificate of Designations of the Company, dated January 5, 2005, governing the Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"), at a purchase price per share equal to 100% of the Liquidation Preference per share plus an amount equal to accrued and unpaid dividends, if any, to (but excluding) the Change in Control Purchase Date. The certificate number(s) of such share(s) is/are ____________ (include if the Preferred Stock is certificated).

            Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Certificate of Designations.

      Dated: _______________

      __________________________

      __________________________
      Signature(s)

                        NOTICE: The above signatures of the
                        holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

                        Aggregate Liquidation Preference to be
                        purchased (if less than all):

                        $___________________________________

                        ___________________________________
                        Social Security or Other Taxpayer
                        Identification Number

                             [SIGNATURES NEXT PAGE]

            IN WITNESS WHEREOF, the Company has caused this Certificate to be signed and attested this 5th day of January, 2005.

                                         INTERNATIONAL SHIPHOLDING CORPORATION

                                         By: /s/ Erik F. Johnsen
                                             -----------------------------------
                                             Name: Erik F. Johnsen
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

      Attest:

           /s/ H. Hughes Grehan
      --------------------------------------
      Name: H. Hughes Grehan
      Title: Assistant Secretary